UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2017, ViewRay Technologies, Inc., a wholly-owned subsidiary of ViewRay, Inc. (the “Company”), entered into Amendment No. 2 to Term Loan Agreement (the “Amendment”) with Capital Royalty Partners II L.P., Capital Royalty Partners II (Cayman) L.P., Parallel Investment Opportunities Partners II L.P. and CRG Issuer 2015-1 (collectively, the “Lenders”).

Pursuant to the Amendment, the Company and the Lenders agreed, among other things: (i) to extend the commitment period during which the Company can borrow loans under the term loan facility to the earlier of (a) September 30, 2017 and (b) the date on which the Company provides written notice of termination of the commitment period; (ii) to extend the period during which the Company only pays interest on the outstanding term loans to March 31, 2020; (iii) to add additional borrowing capacity under the term loan facility in the aggregate principal amount of $15,000,000 (which remains undrawn as of the date hereof ); (iv) to extend the period pursuant to which the existing undrawn tranche of term loans in the aggregate principal amount of $5,000,000 can be drawn to June 30, 2017; and (v) to lower the minimum required revenue of the Company during the twenty-four month period beginning on January 1, 2016 to $60,000,000.

The foregoing description is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 2.02	Results of Operations and Financial Condition.

On April 13, 2017, the Company issued a press release announcing, among other things, certain preliminary financial results from the first quarter of 2017. The press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or incorporated by reference in any filing of ViewRay, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, or incorporated by reference in any filing of ViewRay, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On April 13, 2017, the Company announced that it had received two new orders for its MRIdian Linac system in the first quarter of 2017 and that the Company also received three orders in the first quarter of 2017 to upgrade three installed MRIdian systems with Cobalt to MRIdian Linac systems.

The Company also reiterated its 2017 financial guidance, as it continues to anticipate total revenue in 2017 to be in the range of $45 million to $50 million, primarily from seven to eight MRIdian Linac systems. The Company expects to recognize revenue for these systems in the second half of 2017 upon system completion or acceptance.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders and installations and the Company’s total revenue guidance for the full year 2017. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue the Company’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian Linac, competition in the industry in which the Company operates and overall market conditions and those other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K under the caption “Risk Factors.” These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Date: April 14, 2017	By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 13, 2017.